UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2004

Brandywine Realty Trust
(Exact name of issuer as specified in charter)

MARYLAND	1-9106	23-2413352
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

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Item 8.01.           Other Events

     Brandywine Realty Trust (the “Company”) is re-issuing in an updated format its historical financial statements in connection with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). During the quarter ended June 30, 2004, the Company sold a property and in compliance with SFAS 144 has reported revenue, expenses and gain on sale from the sale of this property as discontinued operations for each period presented in its quarterly report for the quarter ended June 30, 2004 (including the comparable period of the prior year). Under SEC requirements, the same reclassification as discontinued operations required by SFAS 144 following the sale of a property is required for previously issued annual financial statements for each of the three years shown in the Company’s last annual report on Form 10-K/A, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. This reclassification has no effect on the Company’s reported net income.

          This Report on Form 8-K updates Items 6, 7, 8 and 15(a)1 and 2 of the Company’s 2003 Form 10-K/A filed on June 22, 2004, to reflect the property sold during the quarter ended June 30, 2004 as discontinued operations. All other items of the Form 10-K/A remain unchanged. The unchanged and updated sections of the Company’s Form 10-K/A are attached hereto as exhibit 99.1. No attempt has been made to update matters in the Form 10-K/A except to the extent expressly provided above.

Item 9.01.           Financial Statements and Exhibits

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Brandywine Realty Trust Updated Form 10-K/A

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: September 3, 2004	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Brandywine Realty Trust Form 10-K